Exhibit 99.1

Investor Relations Contact
Nicole Noutsios
NMN Advisors (for Ruckus Wireless)
ir@ruckuswireless.com
1+510-315-1003
Media Contact
Mark Priscaro
Ruckus Wireless
mark.priscaro@ruckuswireless.com
1+408-604-8531

Ruckus Wireless Reports Second Quarter 2014 Financial Results

•	Revenue of $81.0 million, an increase of 26.8% year-over-year

•	Non-GAAP gross margin was a record high for the Company at 70.0%

•	Non-GAAP operating income grew 81.2% year-over-year to 13.7%
SUNNYVALE, CA - July 30, 2014 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its second quarter of 2014 ended June 30, 2014.
Financial Summary
Revenue for the second quarter of 2014 was $81.0 million, an increase of 26.8% from the second quarter of 2013. GAAP net income was $1.4 million for the second quarter of 2014, compared with $0.7 million for the second quarter of 2013. GAAP operating income was $4.1 million for the second quarter of 2014, compared with $1.1 million for the second quarter of 2013.
Non-GAAP net income for the second quarter of 2014 was $10.8 million, compared with $5.8 million for the second quarter of 2013. Non-GAAP operating income for the second quarter of 2014 was $11.1 million, compared with $6.1 million for the second quarter of 2013.
GAAP diluted net income per share was $0.02 for the second quarter of 2014, compared with $0.01 for the second quarter of 2013.
Beginning in the second quarter of 2014, the Company implemented an anticipated cash income tax method for determining its non-GAAP tax rate when evaluating non-GAAP net income. The Company believes that reporting non-GAAP net income and earnings per share using the anticipated cash income tax method better aligns with cash flows generated from operations, as the Company does not expect to pay any federal or state taxes in 2014 or 2015. The impact of the change in the non-GAAP tax rates has been presented in the "Impact of Tax Methods on Non-GAAP Financial Measures" for eight quarters.

Based on the anticipated cash income tax method, non-GAAP diluted net income per share was $0.11 for the second quarter of 2014, compared with $0.06 for the second quarter of 2013.

“We are very pleased with our execution in the second quarter as we continue to capitalize on the market needs for carrier-class Wi-Fi. Momentum was strong across both our service provider and enterprise businesses. We delivered strong financial results, reporting revenue, gross margins and EPS above guidance,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “Our Smart Wi-Fi technology continues to differentiate us against our competitors, our new products are gaining traction and we are seeing new market drivers that will further our momentum.”

Business Highlights

•
Ruckus Wireless introduced its carrier-class virtualized wireless LAN (WLAN) controller, the virtual SmartCell Gateway or vSCG. The vSCG is targeted for mobile network operators, cable or fixed line operators, managed service providers and enterprise customers requiring a carrier-class solution for centralized management of WLAN services that runs in a virtualized environment.

•	The Company announced one of the lightest and smallest 11ac outdoor access points with the ZoneFlex T300 Series.

•
In the second quarter, the company added 10 new service provider end-customers bringing the total service provider end-customer base to approximately 170. The company also added approximately 3,900 new enterprise end-customers bringing the total enterprise end-customer base to over 40,000.

•
In addition to San Jose, the cities of San Francisco and Mountain View in California, Lincoln, Nebraska, Gunnison, Colorado, Traverse City, Michigan and others are all in the process of building or expanding their Ruckus-based smart city Wi-Fi networks.

•	According to the most recent Dell'Oro report, Ruckus gained market share and solidified the number three spot in the total WLAN market excluding SOHO.
Guidance
For the third quarter of 2014 ending September 30, 2014, the Company expects:

•	Total revenue in the range of $84 million to $86 million; and

•	Non-GAAP diluted net income per share, using the anticipated cash income tax method, between $0.09 and $0.11 based on 95 to 97 million shares.

Conference Call Information
Ruckus Wireless is hosting a conference call for analysts and investors to discuss its second quarter 2014 results and outlook for its third quarter of 2014 at 2:00 p.m. Pacific Daylight Time today, July 30, 2014. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 71505851. An archived version of the audio from the call will be available for at least thirty days on the Company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Ruckus Wireless’s financial expectations for the third quarter of 2014 and future periods and statements regarding growth drivers to the Company's business, the pace of new and repeat customer orders, competitive position, future customer demand, future customer deployments, future product offerings and future anticipated cash income tax expense. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products, the lengthy sales cycle for service provider customers and delays in service provider implementations, unpredictable market conditions, risks associated with the deployment and adoption of new products and services, risks associated with Ruckus Wireless’s rapid growth, competition, technological change, product development delays, reliance on third parties, international operations, intellectual property litigation expense, Ruckus Wireless’s limited operating history, particularly as a new public company; and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2014 and our quarterly report on Form 10-Q which was filed with the SEC on May 1, 2014. Ruckus Wireless’s SEC filings are available on the Company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We also provide projected third quarter 2014 non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expenses: We have excluded the effect of stock-based compensation. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Employer payroll tax expense associated with stock option exercises: We have excluded the employer payroll tax expense associated with stock option exercises in order to provide a complete picture of the Company’s recurring core business operating results. Stock options will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Legal settlement benefit, net: We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.
Non-cash income tax expense (benefit): Beginning in the second quarter of 2014, the Company implemented an anticipated cash income tax method for determining its non-GAAP tax rate when evaluating non-GAAP net income. The Company believes that reporting non-GAAP net income and earnings per share using the anticipated cash income tax method better aligns with cash flows generated from operations, as the Company does not expect to pay any federal or state taxes in 2014 or 2015. For all periods presented, non-GAAP income tax expense and related GAAP to non-GAAP reconciliations have been updated using the anticipated cash income tax method. The impact of the change in the non-GAAP tax rates has been presented in the "Impact of Tax Methods on Non-GAAP Financial Measures" for eight quarters.
Our non-GAAP Financial Measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises, intangible asset amortization expense and legal settlement benefit, net. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted income per share. Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises, intangible asset amortization expense, legal settlement benefit, net and non-cash income tax expense (benefit). Non-GAAP diluted net income per share is non-GAAP net income divided by the non-GAAP weighted-average diluted shares outstanding.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The Company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has over 40,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi. For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Product	$75,352	$59,663	$145,427	$112,974
Service	5,648	4,210	10,625	8,140
Total revenue	81,000	63,873	156,052	121,114
Cost of revenue:
Product	22,209	18,923	43,705	35,494
Service	2,932	2,447	5,691	4,734
Total cost of revenue	25,141	21,370	49,396	40,228
Gross profit	55,859	42,503	106,656	80,886
Operating expenses:
Research and development	18,954	14,934	37,093	28,712
Sales and marketing	24,412	19,564	47,682	36,415
General and administrative	8,358	6,950	16,795	14,882
Total operating expenses	51,724	41,448	101,570	80,009
Operating income	4,135	1,055	5,086	877
Interest income	46	48	92	82
Other expense, net	(84)	(150)	(110)	(227)
Income before income taxes	4,097	953	5,068	732
Income tax expense (benefit)	2,658	251	3,356	(284)
Net income	$1,439	$702	$1,712	$1,016
Net income per share:
Basic	$0.02	$0.01	$0.02	$0.01
Diluted	$0.02	$0.01	$0.02	$0.01
Weighted average shares used in computing net income per share:
Basic	82,315	75,352	81,799	74,779
Diluted	92,358	92,595	92,967	93,649

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Gross Profit Reconciliation:
GAAP gross profit:	$55,859	$42,503	$106,656	$80,886
Stock-based compensation	254	206	499	382
Payroll tax associated with stock option exercises	2	14	32	14
Amortization of intangible assets	580	330	910	660
Non-GAAP gross profit:	$56,695	$43,053	$108,097	$81,942
Gross Margin Reconciliation:
GAAP gross margin:	69.0%	66.5%	68.4%	66.8%
Stock-based compensation	0.3%	0.4%	0.3%	0.3%
Payroll tax associated with stock option exercises	—%	—%	—%	—%
Amortization of intangible assets	0.7%	0.5%	0.6%	0.6%
Non-GAAP gross margin:	70.0%	67.4%	69.3%	67.7%
Operating Income Reconciliation:
GAAP operating income:	$4,135	$1,055	$5,086	$877
Stock-based compensation	6,340	4,313	12,686	8,343
Payroll tax associated with stock option exercises	81	447	462	447
Amortization of intangible assets	580	330	910	660
Legal settlement benefit, net	—	—	(760)	—
Non-GAAP operating income:	$11,136	$6,145	$18,384	$10,327
Operating Margin Reconciliation:
GAAP operating margin:	5.1%	1.6%	3.3%	0.7%
Stock-based compensation	7.8%	6.8%	8.1%	6.9%
Payroll tax associated with stock option exercises	0.1%	0.7%	0.3%	0.4%
Amortization of intangible assets	0.7%	0.5%	0.6%	0.5%
Legal settlement benefit, net	—%	—%	(0.5)%	—%
Non-GAAP operating margin:	13.7%	9.6%	11.8%	8.5%
Net Income Reconciliation:
GAAP net income:	$1,439	$702	$1,712	$1,016
Stock-based compensation	6,340	4,313	12,686	8,343
Payroll tax associated with stock option exercises	81	447	462	447
Amortization of intangible assets	580	330	910	660
Legal settlement benefit, net	—	—	(760)	—
Non-cash income tax expense (benefit)	2,392	24	2,839	(659)
Non-GAAP net income:	$10,832	$5,816	$17,849	$9,807
Non-GAAP diluted net income per share:	$0.11	$0.06	$0.19	$0.10
Shares used in computing Non-GAAP Net Income per share Reconciliation
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	92,358	92,595	92,967	93,649
Additional dilutive securities for non-GAAP income	2,627	—	2,380	—
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	94,985	92,595	95,347	93,649

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$93,017	$91,282
Short-term investments	77,224	60,878
Accounts receivable, net of allowance for doubtful accounts of $800 and $400 as of June 30, 2014 and December 31, 2013, respectively	58,702	44,638
Inventories	16,609	16,748
Deferred costs	4,312	4,207
Deferred tax assets	7,736	7,715
Prepaid expenses and other current assets	5,674	5,227
Total current assets	263,274	230,695
Property and equipment, net	12,365	11,472
Goodwill	9,945	9,945
Intangible assets, net	8,761	9,671
Non-current deferred tax asset	14,717	15,317
Restricted cash	5,000	5,000
Other assets	1,363	1,122
Total assets	$315,425	$283,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,785	$19,131
Accrued compensation	14,051	11,759
Accrued liabilities	7,318	6,231
Deferred revenue	38,483	33,139
Total current liabilities	78,637	70,260
Non-current deferred revenue	9,023	7,098
Non-current deferred tax liabilities	854	854
Other non-current liabilities	1,249	1,161
Total liabilities	89,763	79,373
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of June 30, 2014 and December 31, 2013; 82,662 and 80,691 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	83	81
Additional paid–in capital	245,687	225,575
Accumulated other comprehensive loss	(15)	(2)
Accumulated deficit	(20,093)	(21,805)
Total stockholders’ equity	225,662	203,849
Total liabilities and stockholders’ equity	$315,425	$283,222

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net cash provided by (used in) operating activities	$12,298	$1,353	$15,859	$(1,445)
Net cash used in investing activities	(3,283)	(62,450)	(21,552)	(64,177)
Net cash provided by financing activities	4,235	4,065	7,428	3,302
Net increase (decrease) in cash and cash equivalents	$13,250	$(57,032)	$1,735	$(62,320)

RUCKUS WIRELESS, INC.
Impact of Tax Methods on Non-GAAP Financial Measures
(unaudited, in thousands, except per share amounts)
Beginning in the second quarter of 2014, the Company implemented an anticipated cash income tax method for determining its non-GAAP tax rate when evaluating non-GAAP net income. The Company believes that reporting non-GAAP net income and earnings per share using the anticipated cash income tax method better aligns with cash flows generated from operations, as the Company does not expect to pay any federal or state taxes in 2014 or 2015.
The impact of the change in the non-GAAP tax rates has been presented for eight quarters:

	Q3'12	Q4'12	Q1'13	Q2'13	Q3'13	Q4'13	Q1'14	Q2'14
Current Non-GAAP Tax Method (anticipated cash income tax method)
Non-GAAP income before income taxes	$8,259	$7,793	$4,139	$6,043	$5,107	$6,901	$7,268	$11,098
Non-GAAP tax expense	87	349	148	227	267	364	251	266
Non-GAAP net income	$8,172	$7,444	$3,991	$5,816	$4,840	$6,537	$7,017	$10,832
Non-GAAP diluted net income per share:	$0.10	$0.09	$0.04	$0.06	$0.05	$0.07	$0.07	$0.11
Previous Non-GAAP Tax Method (as previously presented)
Non-GAAP income before income taxes	$8,259	$7,793	$4,139	$6,043	$5,107	$6,901	$7,268	$11,098
Non-GAAP tax expense (benefit)	(403)	1,722	1,264	1,381	651	1,480	2,745	4,133
Non-GAAP net income	$8,662	$6,071	$2,875	$4,662	$4,456	$5,421	$4,523	$6,965
Non-GAAP diluted net income per share	$0.11	$0.07	$0.03	$0.05	$0.05	$0.06	$0.05	$0.07

Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	79,701	87,049	94,325	92,595	94,812	95,520	95,545	94,985